IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE BTU INTERNATIONAL, INC. STOCKHOLDERS LITIGATION	) )	CONSOLIDATED Case No. 10310-CB
ORDER AND FINAL JUDGMENT

On this 18th day of February, 2016, a hearing having been held before this Court to determine whether the terms and conditions of the Amended Stipulation and Agreement of Compromise and Settlement, dated November 6, 2015 (the “Stipulation”), 1    filed in the above-captioned consolidated class action (the “Action”), which, along with the Scheduling Order, is incorporated herein by reference, and the terms and conditions of the settlement proposed in the Stipulation as modified by paragraph 8 herein as they relate to paragraphs 1(h) and 1(l) of the Stipulation (the “Settlement”), are fair, reasonable, adequate, and in the best interests of the Class; it appearing that due notice of said hearing has been given in accordance with the aforesaid Scheduling Order; the respective parties having appeared by their attorneys of record; the Court having heard and considered evidence in support of the Settlement; the attorneys for the respective parties having been heard; an opportunity to be heard having been given to all other persons requesting to be heard in accordance with the Scheduling Order; the Court having determined that notice to the Class (as defined in the Stipulation) was adequate and sufficient; and the entire matter of the proposed Settlement having been heard and considered by the Court;
1 Capitalized terms not defined herein shall have the meanings provided in the Stipulation.

IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:
1.    The Notice of Pendency of Class Action, Proposed Settlement of Class Action and Settlement Hearing (the “Notice”) has been given to the Class pursuant to and in the manner prescribed in the Scheduling Order, proof of the mailing of the Notice has been filed with the Court, and full opportunity to be heard has been offered to all parties to the Action, the Class, and persons in interest. The form and manner of the Notice is hereby determined to be the best notice practicable under the circumstances and in full compliance with each of the requirements of Court of Chancery Rule 23, the requirements of due process, and applicable law. It is further determined that all members of the Class are bound by the Order and Final Judgment herein.
2.    The Court finds that the Action is a proper class action pursuant to Rules 23(a), 23(b)(1) and 23(b)(2) of the Rules of the Court of Chancery and hereby finally certifies the Class as consisting of:
All record and beneficial owners of any shares of BTU common stock who held any such shares at any time during the period beginning on and including October 21, 2014 through and including January 30, 2015, including any and all of their respective successors-in-interest, successors, predecessors-in-interest, predecessors, representatives, trustees, executors, administrators, estates, heirs, assigns and transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under any of them, and each of them, together with their predecessors in interest, predecessors, successors in interest, successors, and assigns, but excluding Defendants and any firm, trust, corporation or other entity controlled by any Defendant.

3.    The Court finally certifies Plaintiffs Peter Herman and Ying Yao as Class Representatives and their counsel, Kahn Swick & Foti LLC, Levi & Korsinsky, LLP, Rigrodsky & Long P.A. and Andrews & Springer, LLC, as Class Counsel.

4.    The Court finds, pursuant to Court of Chancery Rules 23(a), 23(b)(1) and (b)(2), that (i) the Class, as defined herein, is so numerous that joinder of all members is impracticable; (ii) there are issues of fact and law common to the Class; (iii) the claims of the Plaintiffs are typical of the claims of the Class; (iv) Plaintiffs and their counsel have fairly and adequately protected the interests of the Class; (v) the requirements of Court of Chancery Rules 23(a) and 23(b)(1) and (b)(2) have been satisfied; and (vi) the requirements of the Delaware Court of Chancery Rules and due process have been satisfied in connection with the Notice.
5.    The Settlement is approved as fair, reasonable, and adequate, and in the best interests of Plaintiffs and the Class, and is hereby approved pursuant to Court of Chancery Rule 23(e). The parties to the Stipulation are hereby authorized and directed to consummate the Settlement in accordance with the terms and provisions of the Stipulation as modified by paragraph 8 herein as they relate to paragraphs 1(h) and 1(l) of the Stipulation. With the modifications to the Stipulation pursuant to this Order and Final Judgment, the Register in Chancery is directed to enter and docket this Order and Final Judgment.
6.    The Action and the Released Claims are hereby dismissed with prejudice, and without costs except as otherwise set forth herein, in full and final discharge of any and all claims and obligations that were or could have been asserted in the Action against Defendants.
7.    This Order and Final Judgment shall not constitute any evidence or admission by any party herein that any acts of wrongdoing have been committed by any of the parties to the Action and should not be deemed to create any inference that there is any liability therefore.

8.    In addition to the terms defined above, the following terms shall have the following meanings:
(a)    “Released Claims,” as defined in paragraph 1(h) of the Stipulation, is amended in its entirety to mean all claims of every nature and description whatsoever against any of the Released Parties (defined below), that have been or could have been asserted by Plaintiffs or any member of the Class in their capacity as stockholders, related to any disclosures (or lack thereof) to BTU’s stockholders concerning the Merger and any fiduciary duty claims concerning the decision to enter into the Merger in any forum, including class, derivative, individual, or other claims, whether state, federal, or foreign, common law, statutory, or regulatory, including, without limitation, claims under the federal securities laws; provided, however, (i) that with respect to any claims under the federal or state securities laws alleging the existence of material inaccuracies in Amtech’s financial statements that have resulted in the restatement of such financial statements, the claims of any person who acquires Amtech common stock in the Merger shall be treated identically to the claims of any other person who acquires Amtech common stock on the date of the Merger (notwithstanding, Plaintiffs acknowledge that they presently have no basis to assert any inaccuracies in Amtech’s financial statements or any inflation in the market price of Amtech’s common stock), and (ii) that the Settled Claims shall not include the right of the Plaintiffs or any members of the Class to enforce in the Court the terms of the Settlement.
(b)    “Released Parties” means Defendants and their respective predecessors, successors-in-interest, parents, subsidiaries, affiliates, officers, directors, employees, representatives, agents, trustees, executors, heirs, spouses, marital communities, assigns or transferees and any person or entity acting for or on behalf of any of them and each of them, and each of their predecessors, successors-in-interest, parents, subsidiaries, affiliates, representatives, agents, trustees, executors, heirs, spouses, marital communities, assigns or transferees and any person or entity acting for or on behalf of any of them and each of them (including, without limitation, any investment bankers, accountants, insurers, reinsurers or attorneys and any past or present officers, directors and employees of any of them).
(c)    “Unknown Claims,” as defined in paragraph 1(l) of the Stipulation, is deleted in its entirety and no use of the term shall carry any meaning in the Settlement.
9.    Plaintiffs and all Class Members hereby fully, finally and forever release, settle, and discharge the Released Parties from and with respect to the Released Claims, and will be forever barred and enjoined from commencing, instituting or prosecuting any action or other proceeding, in any forum, asserting any Released Claims against any of the Released Parties (the “Release of Defendants”); provided, however, that the Plaintiffs shall retain the right to enforce in the Court the terms of the Settlement.
10.    The Released Parties shall fully, finally, and forever release, settle, and discharge Plaintiffs, Class Members and Plaintiffs’ Counsel from any and all claims arising out of or relating to their initiation, prosecution, settlement or resolution of the Action (the “Release of Plaintiffs”); provided, however, that the Defendants and Released Parties shall retain the right to enforce in the Court the terms of the Settlement.
11.    The fact of and provisions contained in the MOU, the Stipulation (including any exhibit hereto), and all negotiations, discussions, actions, and proceedings in connection with the Settlement shall not be deemed or constitute a presumption, concession, or an admission by any Party in the Action, any signatory hereto or any Released Party, of any fault, liability, or wrongdoing or lack of any fault, lack of merit of any claim or defense, liability or wrongdoing, as to any facts or claims alleged or asserted in the Action, or any other actions or proceedings, and shall not be interpreted, construed, deemed, involved, invoked, offered, or received in evidence or otherwise used by any person in the Action, or any other action or proceeding, whether civil, criminal or administrative, except in connection with any proceeding to enforce the terms of the Settlement; provided, however, that the Settlement and/or this Order and Final Judgment may be introduced in any proceeding, whether in this Court or otherwise, as may be necessary to argue that the Settlement and/or this Order and Final Judgment has res judicata, collateral estoppel, or other issue or claim preclusion effect or to otherwise consummate or enforce the Settlement and/or this Order and Final Judgment.
12.    Class Counsel are hereby awarded attorneys’ fees and expenses in the amount of $____________ in connection with the Action, which amount the Court finds to be fair and reasonable. Such amounts shall be paid pursuant to the provisions of the Stipulation. No counsel representing any Plaintiff in the Action or member of the Class shall make any further or additional application for fees and expenses to the Court or any other court.
13.    The binding effect of this Order and Final Judgment and the obligations of Plaintiffs and Defendants under the Settlement shall not be conditioned upon or subject to the resolution of any appeal from this Order and Final Judgment that relates solely to the issue of Plaintiffs’ Counsel’s (or any other counsel’s) application for an award of attorneys’ fees and expenses.

Dated: ____________, 2016	________________________________ Chancellor Bouchard